UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2013

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On November 12, 2013, The First Marblehead Corporation (the “Corporation”) held its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”).  A total of 90,770,701 shares of common stock were present or represented by proxy at the 2013 Annual Meeting, representing 80.51% of the issued and outstanding shares entitled to vote at the 2013 Annual Meeting.

On November 12, 2013, the independent inspector of elections for the 2013 Annual Meeting delivered its final results, which reported that:

•	the seven nominees listed below were elected to the Corporation’s Board of Directors;

•	KPMG LLP was ratified as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2014;

•	the amendment to Corporation’s 2011 stock incentive plan (the “2011 Plan”) was approved;

•
the amendment to the Corporation’s restated certificate of incorporation to (a) effect a 1-for-10 reverse stock split and (b) decrease the number of authorized shares of common stock on a basis proportional to the reverse stock split ratio (the “Reverse Stock Split Amendment”) was approved; and

•	the compensation of the Corporation’s named executive officers was, on an advisory basis, approved.

Proposal One — Election of Directors.  On the recommendation of the Corporation’s nominating and corporate governance committee, the Corporation’s Board of Directors nominated Nancy Y. Bekavac, Dort A. Cameron III, Peter S. Drotch, Thomas P. Eddy, Seth Gelber, William D. Hansen and Daniel Meyers for election as directors, each with terms to expire at the Corporation’s next annual meeting of stockholders.  The final results were as follows:

Board of Directors Nominees	For	Withheld	Broker Non-Votes
Nancy Y. Bekavac	60,105,733	5,619,792	25,045,176
Dort A. Cameron III	59,959,541	5,765,984	25,045,176
Peter S. Drotch	61,175,475	4,550,050	25,045,176
Thomas P. Eddy	61,175,857	4,549,688	25,045,176
Seth Gelber	61,211,614	4,513,911	25,045,176
William D. Hansen	60,106,552	5,618,973	25,045,176
Daniel Meyers	60,901,731	4,823,794	25,045,176

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm.  The Corporation’s audit committee, consisting of independent members of its Board of Directors, had appointed the firm of KPMG LLP to serve as its independent registered public accounting firm for the fiscal year ending June 30, 2014.  KPMG LLP has been the Corporation’s independent registered public accounting firm since its inception in 1991.  Although stockholder approval of the appointment of KPMG LLP is not required by the Corporation’s by-laws or other applicable legal requirements, the Corporation believes that it is advisable to give stockholders an opportunity to ratify this appointment.  The final results were as follows:

For	Against	Abstain	Broker Non-Votes
87,706,419	1,615,584	1,448,698	0

Proposal Three — Approval of an Amendment to the 2011 Plan.  The Corporation’s Board of Directors had approved, subject to stockholder approval, an amendment to the 2011 Plan to, among other things, increase the number of shares available under the 2011 Plan by 6,000,000 shares.  The amendment was presented to the stockholders for approval at the 2013 Annual Meeting.  The final results were as follows:

For	Against	Abstain	Broker Non-Votes
58,387,693	6,082,324	1,255,508	25,045,176

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Proposal Four — Approval of the Reverse Stock Split Amendment.  The Corporation’s Board of Directors had approved, subject to stockholder approval, an amendment to the Corporation’s restated certificate of incorporation to (a) effect a 1-for-10 reverse stock split and (b) decrease the number of authorized shares of common stock on a basis proportional to the reverse stock split ratio.  The Reverse Stock Split Amendment, along with a grant of discretionary authority to the Corporation’s Board of Directors to determine, at any time prior to Corporation’s 2014 Annual Meeting of Stockholders, whether and when to effect the Reverse Stock Split Amendment, was presented to the stockholders for approval at the 2013 Annual Meeting.  The final results were as follows:

For	Against	Abstain	Broker Non-Votes
84,714,171	4,619,634	1,436,896	0

Proposal Five — Approval, on an Advisory Basis, of the Compensation of the Corporation’s Named Executive Officers.  In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Corporation provided its stockholders the opportunity to approve the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s 2013 proxy statement dated September 27, 2013 and which was filed with the Securities and Exchange Commission on October 2, 2013 (the “2013 Proxy Statement”).  Although stockholder approval of the Corporation’s compensation plans for its named executive officers is advisory in nature and not binding on the Corporation, the Corporation’s Board of Directors intends to carefully consider the resulting stockholder vote.  The final results were as follows:

For	Against	Abstain	Broker Non-Votes
45,742,527	14,106,087	5,876,911	25,045,176

See the 2013 Proxy Statement for additional information on the 2013 Annual Meeting and the foregoing proposals.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: November 13, 2013	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer